Exhibit 3.1
STATE OF DELAWARE

 CERTIFICATE OF CORRECTION

 TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

OPGEN, INC.

 OpGen, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”)
DOES HEREBY CERTIFY THAT:
1.            The name of the corporation is OpGen, Inc.
2.            The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of the State of Delaware on January 22, 2001 under the name eDNA Genomics, Inc.
3.            The Certificate of Incorporation of the corporation was most recently amended and restated pursuant to an Amended and Restated Certificate of Incorporation (the “Certificate”) filed with the Secretary of State of the State of Delaware on May 7, 2015.
4.            The Certificate requires correction as permitted by Section 103 of the General Corporation Law.
5.            The inaccuracy or defect of said Certificate is the inadvertent inclusion in Article SIXTH, paragraph C of a prohibition on action by stockholders by written consent.
6.            Article SIXTH, paragraph C of the Certificate is corrected to read in its entirety as follows:
 To the fullest extent permitted by law, whenever any action is required or permitted to be taken at a meeting of stockholders, by law, or by the certificate of incorporation, such action may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

IN WITNESS WHEREOF, the corporation has caused this Certificate of Correction to be signed by the undersigned authorized officer this 6th day of June, 2016.

OPGEN, INC.

By:  /s/ Timothy C. Dec
            Timothy C. Dec, Chief Financial Officer